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                                                                     EXHIBIT 4.1

     NUMBER                                                      SHARES
ATH
  COMMON STOCK                                                COMMON STOCK
                                                       $0.01 PAR VALUE PER SHARE

               [PICTURE OF STATUE OF LIBERTY IN FRONT OF GLOBE]

INCORPORATED UNDER THE LAWS
   OF THE STATE OF INDIANA

THIS CERTIFICATE IS TRANSFERABLE                               CUSIP 03674B 10 4
 IN CANTON, MA, JERSEY CITY, NJ
    AND NEW YORK CITY, NY

                                 ANTHEM, INC.
                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
THIS CERTIFIES THAT



IS THE RECORD HOLDER OF

     FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF Anthem, Inc. (the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and By-Laws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Nancy L. Purcell    [ANTHEM, INC.             /s/ Larry C. Glasscock
      Secretary            SEAL]                  President and Chief Executive
                                                   Officer

                                           COUNTERSIGNED AND REGISTERED:
                                                   EquiServe Trust Company, N.A.
                                                    TRANSFER AGENT AND REGISTRAR
                                           BY
                                                    AUTHORIZED OFFICER
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     The Corporation will furnish without charge to any shareholder upon written request to the Corporation's principal office a summary of the designations, relative rights, preferences and limitations applicable to each class of stock which the Corporation is authorized to issue, the variations in the rights, preferences and limitations of the shares of each series of each such class of stock insofar as the same may have been fixed and determined, and the authority of the Board of Directors to determine variations for future series.

     The shares of stock represented by this certificate are subject to restrictions on ownership and transfer. All capitalized terms in this legend have the meanings ascribed to them in the Corporation's Articles of Incorporation, as the same may be amended from time to time (the "Articles"), a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each shareholder who so requests. No Person shall Beneficially Own shares of Capital Stock in excess of the Ownership Limit applicable to such Person. Subject to certain limited specific exceptions, the Ownership Limit is (i) for any Noninstitutional Investor, one share less than 5% of the Voting Power, (ii) for any Institutional Investor, one share less than 10% of the Voting Power, and (iii) for any Person, one share less than the number of shares of Common Stock or other equity securities (or a combination thereof) representing 20% of the ownership interest in the Corporation. Any Person who acquires or attempts to acquire shares in violation of this limitation must notify the Corporation as provided in the Articles. Upon any Transfer or other event that would result in any Person Beneficially Owning Capital Stock in excess of the Ownership Limit, all such shares of Capital Stock in excess of the Ownership Limit will be deemed Excess Shares and will be automatically and immediately transferred to the Share Escrow Agent and be subject to the provisions of the Articles. The foregoing summary is qualified in its entirety by reference to the Articles.

     The Corporation's Articles also provide that, as required by the Indiana demutualization law (Ind. Code 27-15), for a period of five years commencing on the effective date of the conversion of Anthem Insurance Companies, Inc. ("Anthem Insurance") from a mutual insurance company to a stock insurance company, no person or persons acting in concert (other than the Corporation, Anthem Insurance, or any other company that is directly or indirectly wholly owned by the Corporation, or any employee benefit plans or trusts sponsored by the Corporation or Anthem Insurance) may directly or indirectly acquire, or agree or offer to acquire, in any manner the beneficial ownership of 5% or more of the outstanding shares of any class of a voting security of the Corporation or Anthem Insurance, other than in compliance with Ind. Code 27-15-13-2 or any
                     ----------
regulations promulgated thereunder. The foregoing summary is qualified in its entirety by reference to the Indiana demutualization law.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM  -as tenants in common    UNIF GIFT MIN ACT..... Custodian.........
                                                         (Cust)         (Minor)
     TEN ENT  -as tenants by the entireties
                                               under Uniform Gifts to Minors
     JT TEN   -as joint tenants with right
              of survivorship and not as       Act..............................
              tenants in common                              (State)


    Additional abbreviations may also be used though not in the above list.

     For value received, ________________________________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OF OTHER IDENTIFYING
                         NUMBER OF ASSIGNEE
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________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
________________________________________________________________________________
________________________________________________________________________________
_________________________________________________________________________ Shares
of the common stock represented by the within certificate, and do hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________
                                  _____________________________________________
                             NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

          SIGNATURE(S) GUARANTEED: ____________________________________________
                                   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                   ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                   STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                   AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                   APPROVED SIGNATURE GUARANTEE MEDALLION
                                   PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.